Exhibit 10.1

AMENDMENT OF EMPLOYMENT AGREEMENT

THIS AMENDMENT OF EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of April 27, 2016 (the “Amendment Effective Date”) by and between PRGX Global, Inc., a Georgia corporation (the “Company”), and Ronald E. Stewart (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement, dated as of December 13, 2013 (the “Employment Agreement”), to set forth the terms and conditions of the Executive’s employment as the Company’s Chief Executive Officer and President; and

WHEREAS, the Company and the Executive now desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth and intending to be legally bound, the Company and the Executive agree as follows:

1. Section 2 of the Employment Agreement is hereby amended by deleting it in its entirety and inserted the following in lieu thereof:

“Term. This Agreement is effective as of the Effective Date, and will continue through December 31, 2018 (the “Term”), unless terminated earlier as hereinafter provided.”

2. Section 3(b) of the Employment Agreement is hereby amended by deleting the fourth sentence therein and inserting the following in lieu thereof:

“In connection with such annual incentive bonus plan, subject to the corresponding performance levels being achieved, beginning with calendar year 2016, the Executive shall be eligible for an annual target bonus equal to ninety percent (90%) of the Executive’s annual base salary and an annual maximum bonus of not less than one hundred and eighty percent (180%) of the Executive’s annual base salary.”

3. Section 3(c) of the Employment Agreement is hereby amended by adding the following new clause (iv) to the end thereof:

“(iv) The Company shall grant to the Executive, effective as of the Amendment Effective Date, stock appreciation rights covering 200,000 shares of the common stock, no par value per share, of the Company (the “Cash-Settled SARs”) with an initial value equal to the closing price, as of the date of grant, of the underlying shares of common stock, pursuant to the Company’s form of Stock Appreciation Rights Agreement under the 2008 Incentive Plan. The Cash-Settled SARs will become vested and payable in cash in a lump sum (net of applicable withholdings) on June 30, 2018, subject to the Executive’s continued employment through such date and the acceleration provisions in this Agreement.”

4. Section 8(b) of the Employment Agreement is hereby amended by adding the following new clause (viii) to the end thereof:

“(viii) vesting and payment of a prorated number of the 200,000 Cash-Settled SARs granted as of the Amendment Effective Date (to the extent not vested and paid previously) as follows: a prorated number of such 200,000 Cash-Settled SARs shall vest and become payable, no later than fifteen (15) days following the date of the Executive’s termination of employment, based upon the Executive’s continued employment from the date of grant of such Cash-Settled SARs, in that number that would have vested and become payable had such Cash-Settled SARs vested and become payable in equal installments on a daily basis after the date of grant of such Cash-Settled SARs through and including June 30, 2018.”

5. Section 8(d) of the Employment Agreement is hereby amended by adding the following new clause (v) to the end hereof:

“(v) vesting and payment of a prorated number of the 200,000 Cash-Settled SARs granted as of the Amendment Effective Date (to the extent not vested and paid previously) as follows: a prorated number of such 200,000 Cash-Settled SARs shall vest and become payable, no later than fifteen (15) days following the date of the Executive’s termination of employment, based upon the Executive’s continued employment from the date of grant of such Cash-Settled SARs, in that number that would have vested and become payable had such Cash-Settled SARs vested and become payable in equal installments on a daily basis after the date of grant of such Cash-Settled SARs through and including June 30, 2018.”

6. Section 8(f) of the Employment Agreement is hereby amended by deleting the second sentence therein.

7. Section 8(g) of the Employment Agreement is hereby amended by deleting the reference in the first sentence to Section 8(b)(i), (ii), (iii), (v), (vi) and (vii) therein and inserting the following in lieu thereof:

“8(b)(i), (ii), (iii), (v), (vi), (vii) and (viii)”

8. Except as otherwise set forth herein, the Employment Agreement shall continue in accordance with its terms as in effect prior to this Amendment.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date set forth above.

PRGX GLOBAL, INC.

By:	/s/Victor A. Allums

Its:	Senior Vice President and General Counsel

EXECUTIVE

/s/ Ronald E. Stewart
Ronald E. Stewart

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